UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2021

INDIGENOUS ROOTS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-55873	20-5243308
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

41 Puget Drive, Steilacoom, WA 98388
(Address of principal executive offices, including zip code)

(250) 601-1010
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))'

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2021, Landon Miller resigned as president, secretary and treasurer of the registrant.

Mr. Miller's resignation as an officer was not a result of any disagreement with the registrant relating to the registrant's operations, policies or practices.

On October 14 2021, Lawrence Faulk, a current director of the registrant, was appointed as president and secretary of the registrant.

Family Relationships

There are no family relationships among our directors or executive officers.

Officer Qualifications

Mr. Faulk is qualified to be an officer of the Company because of his vast experience in both the public and private sectors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDIGENOUS ROOTS CORP.

Dated: October 20, 2021	By:
/s/ Lawrence Faulk
Lawrence Faulk
President